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                                                                   EXHIBIT 10.14

                              Consulting Agreement
                              --------------------


     THIS AGREEMENT is effective as of February 1, 2000 by and between MASTER GRAPHICS, INC., a Tennessee corporation (the "Company") and MICHAEL B. BEMIS, a resident of the State of Mississippi ("Consultant").

     WHEREAS, the Company desires to procure certain consulting services (the "Services") from Consultant, as more particularly set forth herein; and

     WHEREAS, Consultant desires to provide such Services to the Company on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the Company and Consultant agree as follows:

     1.  Engagement.  The Company shall engage Consultant to render the
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Services, and Consultant accepts such engagement with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on February 1, 2000 and ending on January 31, 2001 (the "Consulting Period").

     2.  Consulting Services.
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     (a)  During the term of this Agreement, Consultant shall render such
Services to the Company related to financial structure, negotiation with lenders, and any other matter deemed appropriate by the Company and Consultant, all as the Company's President (the "President") may from time to time direct.

     (b) Consultant shall provide such advice with respect to the business of the Company as may reasonably be requested by the President of the Company. Consultant shall perform his duties under this Agreement competently, taking into account his other commitments and business activities.

     (c) The Company will reimburse Consultant for any expenses incurred by Consultant in the performance of his duties hereunder, in accordance with customary Company practice with respect to the reimbursement of business expenses.

     3.  Compensation and Benefits.
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     (a)  In consideration for the Services rendered by Consultant to the
Company, the Company shall pay to Consultant a retainer in the amount of Four Thousand Nine Hundred Ninety-Nine and 99/100 Dollars ($4,999.99) per month during the Consulting Period.

     (b) Consultant expressly acknowledges and agrees that the Company shall have no duty or obligation to provide any medical, dental or other form of insurance coverage to Consultant.
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     4.  Independent Contractor Status.  Consultant hereby acknowledges and
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agrees that he is aware that he will not be treated as an employee of the
Company for any purposes with respect to the Services rendered under this Agreement. Consultant agrees to comply with all tax laws applicable to his status as an independent contractor of the Company. Consultant further acknowledges and agrees that as an independent contractor, he will not be entitled to participate in any of the employee benefit plans customarily provided by the Company to its employees.

     5.  Restrictive Covenants.  Consultant agrees and acknowledges that he has
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acquired and will acquire information and knowledge concerning the business operations of the Company, the identity of vendors and suppliers of the Company, the corporate structure of the Company, the identity of and information concerning the Company's shareholders, directors, officers and employees, the Company's methods of operation and doing business, business practices related to the operation of the Company's business, financial information, procedures, data, information concerning the Company's customers, finances, plans for expansion, processes, methods, formulae, apparatus, specifications, materials, discoveries, inventions or patents including applications and rights in discoveries, which information is "Confidential Commercial Information." Consultant shall not, at any time during or after the termination of this Agreement divulge to any person, firm, corporation or other entity any knowledge, information, or fact related to the Confidential Commercial Information, which information Consultant shall hold in trust in a fiduciary capacity for the sole benefit of the Company and its successors and assigns. This provision does not preclude the confidential disclosure by Consultant of Confidential Commercial Information to third parties, such as financial institutions or trade creditors, or disclosures in the ordinary course of business which are in the best interest of the Company or its subsidiaries, nor does this provision apply to Confidential Commercial Information that has become generally publicly available from the Company prior to the time of disclosure by the Consultant.

     6.  Injunction and Damages.  Consultant acknowledges and agrees that a
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material breach by him of the covenants contained in Section 5 hereof will
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result in harm and continuing damage to the Company, its successors or assigns, for which there is no adequate remedy at law and, in the event of a material breach of such covenants by the Consultant, the Company shall be entitled to injunctive relief as well as other and further relief, including damages, as may be proper, without the necessity of showing actual damage. If a judicial determination is made that any of the provisions of Section 5 constitute an
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unreasonable and unenforceable restriction against Consultant, the parties agree that the court making such determination shall have the authority to reform the terms of Section 5 to the extent necessary to make the restrictions contained in
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those paragraphs reasonable and enforceable.  Consultant acknowledges that a material breach of such covenants will result in substantial detriment and damage to the Company for which the Consultant agrees that the Company shall be entitled to have and recover any and all actual damages, expenses, and costs resulting from said breach.

     7.  Notice.  All notices, requests, demands, claims, and other
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communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be

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deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Consultant:                   Copy to:

     Michael B. Bemis
     Hederman Bros.
     P. O. Box 6100
     Ridgeland, Mississippi 39158-6100

     If to the Company:                  Copy to:

     Robert J. Diehl                     Robert J. DelPriore, Esq.
     Master Graphics, Inc.               Bass Berry & Sims PLC
     70 Timber Creek Drive, Ste. 5       100 Peabody Place, Ste. 950
     Cordova, Tennessee 38018            Memphis, Tennessee 38103

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     8.  Amendment and Waiver.  The provisions of this Agreement may be amended
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or waived only with the prior written consent of the Company and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     9.  Captions.  Captions appearing in this Agreement are for convenience
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only and shall not be deemed to explain, limit or amplify the provisions hereof.

     10.  Choice of Law and Jurisdiction.  In consideration for Consultant's
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engagement by the Company, Consultant hereby agrees to submit to the personal jurisdiction of the State and Federal Courts for the State of Tennessee in the United States of America for any and all proceedings, claims or controversies which arise as a result of this Agreement. Also in consideration for Consultant's engagement by the Company, Consultant hereby agrees that the substantive, contract, and procedural law of the State of Tennessee will govern any and all proceedings, claims or controversies arising as a result of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    MASTER GRAPHICS, INC.


                                    By: /s/ P. Melvin Henson, Jr.
                                        ----------------------------
                                    Title:  CFO
                                           -------------------------

                                    /s/ Michael B. Bemis
                                    --------------------------------
                                    Michael B. Bemis

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